GenCorp Reports 2010 Third Quarter Results

SACRAMENTO, Calif., Sept. 29 /PRNewswire-FirstCall/ -- GenCorp Inc. (NYSE: GY) today reported results for the third quarter of 2010.

Financial Overview

The Company provides Non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

  Sales for the third quarter of 2010 increased by 4.6%, and totaled $210.7 million compared to $201.4 million for the third quarter of 2009.
  Adjusted EBITDAP for the third quarter of 2010 was $31.8 million, or 15.1% of net sales, compared to $23.9 million, or 11.9% of net sales, for the third quarter of 2009.
  Segment performance before environmental remediation provision adjustments, retirement benefit plan expense (benefit), and unusual items was $30.4 million for the third quarter of 2010, compared to $21.3 million for the third quarter of 2009.
  Net income for the third quarter of 2010 was $2.8 million, or $0.05 diluted earnings per share, compared to net income of $10.3 million, or $0.17 diluted earnings per share, for the third quarter of 2009.
  Cash provided by operating activities in the first nine months of 2010 totaled $127.9 million, compared to $75.3 million in the first nine months of the prior year.
  Free cash flow (defined as cash provided by operating activities less capital expenditures) in the first nine months of 2010 totaled $117.9 million, compared to $67.8 million in the first nine months of the prior year.
  As of August 31, 2010, the Company had $202.0 million in net debt (defined as debt principal less cash and marketable securities).

"Our results for the third quarter of 2010 demonstrated continued improvement in our core operating results," said Scott J. Seymour, GenCorp Inc. President and CEO, and President, Aerojet - General Corporation. "We continue to focus on delivering excellent program performance, driving strong financial performance, and creating long-term value for our shareholders."

Operations Review

Aerospace and Defense Segment

Sales for the third quarter of 2010 increased to $208.8 million from $198.1 million in the third quarter of 2009.  The increase in net sales was primarily due to the following: (i) increased deliveries, and follow-on awards received in fiscal 2009 on the Multiple Launch Rocket System ("MLRS") program generating $5.3 million of additional net sales and (ii) increased deliveries under the Tube-launched, Optically-tracked, Wire-guided missile ("TOW") program generating $5.1 million of additional net sales.

Sales for the first nine months of 2010 increased to $626.2 million from $548.9 million in the first nine months of 2009.  The increase in net sales was primarily due to the following: (i) the release of NASA funding constraints on the Orion crew module and service module propulsion program generating $27.0 million of additional net sales; (ii) awards received in fiscal 2009 on divert and attitude control system programs generating $25.1 million of additional net sales; and (iii) increased deliveries on the MLRS program generating $14.5 million of additional net sales.  The increase in net sales was partially offset by a decline in deliveries of rocket motors under the Atlas V program in the current period compared to the prior year period.

Segment performance for the third quarter of 2010 was income of $21.6 million compared to income of $20.6 million in the third quarter of 2009. The increase in segment performance in the third quarter of 2010 as compared to the third quarter of 2009 was primarily the result of the following: (i) an increase of $9.8 million in contract gross profit as a result of overall improvement in contract performance in the current period compared to the prior period, and to a lesser extent, higher sales and (ii) a decrease of $2.7 million in environmental remediation costs primarily due to an increase in the estimated future environmental remediation costs recoverable under U.S. government contracts in the third quarter of 2010.  The improvements in segment performance were partially offset by the following: (i) an increase of $9.1 million in non-cash retirement benefit plan expense and (ii) an increase of $1.7 million in unusual items.

Segment performance was income of $51.7 million in the first nine months of 2010 compared to income of $58.5 million in the first nine months of 2009.  The decrease in segment performance was primarily the result of an increase in non-cash retirement benefit plan expense in 2010 partially offset by an increase in contract gross profit as a result of overall improvement in contract performance in the current period compared to the prior period, and to a lesser extent, higher sales.

A summary of our backlog is as follows:

	August 31,	November 30,
	2010	2009
	(In millions)
Funded backlog	$ 824.9	$ 811.2
Unfunded backlog	503.5	379.6
Total contract backlog	$ 1,328.4	$ 1,190.8

Total backlog includes both funded backlog (the amount for which money has been directly appropriated by the U.S. Congress, or for which a purchase order has been received from a commercial customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to delivery delays or program cancellations which are beyond our control.

Real Estate Segment

Sales and segment performance for the third quarter of 2010 were $1.9 million and $1.5 million, respectively, compared to $3.3 million and $1.5 million for the third quarter of 2009, respectively.  Sales and segment performance for the first nine months of 2010 were $5.4 million and $4.0 million, respectively, compared to $6.4 million and $3.5 million for the first nine months of 2009, respectively.  The decrease in net sales was primarily due to a $1.7 million land sale in the third quarter of 2009 resulting in a gain of $0.5 million.  Net sales and segment performance consist primarily of rental property operations in 2010.

Additional Information

Debt Activity

As of December 1, 2009, the Company adopted a new accounting standard which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The guidance is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the effective date of this guidance.  The Company's adoption of this guidance affects its 2¼% Convertible Subordinated Debentures ("2¼% Debentures"). Accordingly, during the third quarter and first nine months of 2010, interest expense includes $1.6 million and $5.5 million, respectively, of non-cash debt discount amortization. Additionally, during the third quarter and first nine months of 2009 interest expense includes $1.9 million and $5.7 million, respectively, of non-cash debt discount amortization.

As of August 31, 2010, the borrowing limit under the revolving credit facility was $65.0 million with all of it available. Also, as of August 31, 2010, the Company had $69.1 million outstanding letters of credit under the $100.0 million letter of credit subfacility and had permanently reduced the amount of its term loan subfacility to the $51.2 million outstanding.

The Company's borrowing / repayment activity during the first nine months of 2010 was as follows:

	November 30, 2009	Additions	Debt Discount Amortization	Cash Payments	Non-cash Repurchase Activity	August 31, 2010
	(In millions)
Term loan	$ 68.3	$ —	$ —	$ (17.1)	$ —	$ 51.2
9 1/2% Senior Subordinated Notes	97.5	—	—	(23.0)	0.5	75.0
4% Contingent Convertible Subordinated Notes	125.0	—	—	(125.0)	—	—
4.0625% Convertible Subordinated Debentures	—	200.0	—	—	—	200.0
2 1/4% Debentures	146.4	—	—	(47.4)	(3.1)	95.9
Debt discount on 2 1/4% Debentures	(17.0)	—	5.5	—	4.5	(7.0)
Other	1.4	1.3	—	(0.7)	—	2.0
Total Debt and Borrowing Activity	$ 421.6	$ 201.3	$ 5.5	$ (213.2)	$ 1.9	$ 417.1

Retirement Benefit Plans

Components of retirement benefit expense (benefit) are as follows:

	Three months ended August 31,		Nine months ended August 31,
	2010	2009	2010	2009
	(In millions)
Service cost	$ 1.2	$ 1.1	$ 3.5	$ 5.4
Interest cost on benefit obligation	22.5	23.5	67.5	70.6
Assumed return on plan assets	(26.9)	(25.9)	(80.7)	(77.7)
Recognized net actuarial losses (gains)	13.7	(2.2)	41.2	(6.7)
Retirement benefit expense (benefit)	$ 10.5	$ (3.5)	$ 31.5	$ (8.4)

The increase in retirement benefit expense reflects higher actuarial losses recognized in the third quarter and first nine months of 2010 compared to the comparable 2009 periods.  The increase was primarily the result of (i) a decrease in the discount rate, due to lower market interest rates used to determine the Company's retirement benefit obligation, to 5.65% as of November 30, 2009 compared to 7.10% as of August 31, 2008 and (ii) an increase in the impact of amortization of prior years' net investment losses, including the fourth quarter of 2008 which was not previously recognized due to the August 31, 2008 valuation date.

The Pension Protection Act (the "PPA") requires underfunded pension plans to improve their funding ratios within prescribed intervals based on the funded status of the plan as of specified measurement dates.  In general, the PPA requires companies with under-funded plans to make up the shortfall over a 7-year period.  These values are based on assumptions specified by the Internal Revenue Service, and are typically not the same as the amounts used for corporate financial reporting.  Companies may prepay contributions, and use those prepayments to offset otherwise required contributions in future years.  The Company has accumulated such prepayments, and is permitted to use these prepayments to meet minimum funding requirements.  The funded ratio as of November 30, 2009 under the PPA for the Company's tax-qualified defined benefit pension plan was 95.6% which was above the 94.0% ratio required under the PPA. The value of unfunded accrued benefits and the amount of required contribution each year are based on a number of factors, including plan investment experience and interest rate environment, and as such can fluctuate significantly from year to year.

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  the cost of servicing the Company's debt and the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  the earnings and cash flow of the Company's subsidiaries and the distribution of those earnings to the Company;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations;
  changes in the amount recoverable from environmental claims;
  the results of significant litigation;
  cancellation or material modification of one or more significant contracts;
  future reductions or changes in U.S. government spending;
  cost-overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  significant competition and the Company's inability to adapt to rapid technological changes;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release or explosion of dangerous materials used in the Company's businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the Company's ability to execute its real estate business plan including our ability to obtain, or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;
  costs and time commitment related to potential acquisition activities;
  additional costs related to the Company's divestitures;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  fluctuations in sales levels causing the Company's quarterly operating results and cash flows to fluctuate;
  occurrence of liabilities that are inadequately covered by indemnity or insurance;
  changes in the Company's contract-related accounting estimates;
  new accounting standards that could result in changes to the Company's methods of quantifying and recording accounting transactions;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed from time to time in the Company's reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

(Tables to follow)

GenCorp Inc.
Condensed Consolidated Statements of Operations

(In millions, except per share amounts)	Three months ended August 31,		Nine months ended August 31,
	2010	2009 (1)	2010	2009 (1)
	(Unaudited)
Net Sales	$ 210.7	$ 201.4	$ 631.6	$ 555.3
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	180.8	172.2	556.0	473.8
Selling, general and administrative	6.4	0.9	18.5	5.8
Depreciation and amortization	6.9	6.4	19.2	18.5
Other expense, net	2.2	0.9	3.5	0.2
Unusual items:
Executive severance agreements	—	1.4	1.4	3.1
(Gain) loss on debt repurchased	(0.1)	—	1.1	—
Loss on bank amendment	—	—	0.7	0.2
Legal and other matters	2.1	0.4	2.5	1.1
Total operating costs and expenses	198.3	182.2	602.9	502.7
Operating income	12.4	19.2	28.7	52.6
Non-operating (income) expense
Interest income	(0.5)	(0.5)	(1.2)	(1.4)
Interest expense	8.9	9.6	28.6	29.1
Total non-operating (income) expense	8.4	9.1	27.4	27.7
Income from continuing operations before income taxes	4.0	10.1	1.3	24.9
Income tax provision (benefit)	0.5	(0.7)	(5.2)	(19.7)
Income from continuing operations	3.5	10.8	6.5	44.6
(Loss) income from discontinued operations, net of income taxes	(0.7)	(0.5)	0.9	(5.7)
Net income	$ 2.8	$ 10.3	$ 7.4	$ 38.9
Income Per Share of Common Stock
Basic:
Income per share from continuing operations	$ 0.06	$ 0.18	$ 0.11	$ 0.77
(Loss) income per share from discontinued operations, net of income taxes	(0.01)	(0.01)	0.02	(0.10)
Net income per share	$ 0.05	$ 0.17	$ 0.13	$ 0.67
Diluted:
Income per share from continuing operations	$ 0.06	$ 0.18	$ 0.11	$ 0.73
(Loss) income per share from discontinued operations, net of income taxes	(0.01)	(0.01)	0.02	(0.09)
Net income per share	$ 0.05	$ 0.17	$ 0.13	$ 0.64
Weighted average shares of common stock outstanding	58.6	58.5	58.5	58.4
Weighted average shares of common stock outstanding, assuming dilution	58.7	66.6	58.7	66.5

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Operating Segment Information

(In millions)	Three months ended August 31,		Nine months ended August 31,
	2010	2009 (1)	2010	2009 (1)
Net Sales:	(Unaudited)
Aerospace and Defense	$ 208.8	$ 198.1	$ 626.2	$ 548.9
Real Estate	1.9	3.3	5.4	6.4
Total Net Sales	$ 210.7	$ 201.4	$ 631.6	$ 555.3
Segment Performance:
Aerospace and Defense	$ 28.9	$ 19.8	$ 74.4	$ 54.6
Environmental remediation provision adjustments	2.1	(0.6)	1.7	(0.4)
Retirement benefit plan (expense) benefit	(7.3)	1.8	(21.9)	5.4
Unusual items	(2.1)	(0.4)	(2.5)	(1.1)
Aerospace and Defense Total	21.6	20.6	51.7	58.5
Real Estate	1.5	1.5	4.0	3.5
Total Segment Performance	$ 23.1	$ 22.1	$ 55.7	$ 62.0
Reconciliation of segment performance to income from continuing operations before income taxes:
Segment performance	$ 23.1	$ 22.1	$ 55.7	$ 62.0
Interest expense	(8.9)	(9.6)	(28.6)	(29.1)
Interest income	0.5	0.5	1.2	1.4
Stock-based compensation expense	—	(0.8)	0.4	(0.9)
Corporate retirement benefit plan (expense) benefit	(3.2)	1.7	(9.6)	3.0
Corporate and other	(7.6)	(2.4)	(14.6)	(8.2)
Unusual items	0.1	(1.4)	(3.2)	(3.3)
Income from continuing operations before income taxes	$ 4.0	$ 10.1	$ 1.3	$ 24.9

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance.  Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, income or expenses related to divested businesses, provisions for unusual items not related to the operations, stock-based compensation, interest expense, interest income, and income taxes.  The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.  Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for on-going business operations. It is on this basis that management internally assesses the financial performance of its segments.

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Condensed Consolidated Balance Sheets
(In millions)	August 31, 2010	November 30, 2009 (1)
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 163.7	$ 126.3
Marketable securities	58.4	—
Accounts receivable	95.8	116.3
Inventories	32.2	61.8
Recoverable from the U.S. government and other third parties for environmental remediation costs and other	28.9	30.6
Grantor trust	1.1	2.4
Other receivables, prepaid expenses and other	33.7	32.8
Income taxes	7.0	2.4
Total Current Assets	420.8	372.6
Noncurrent Assets
Property, plant and equipment, net	129.5	129.9
Real estate held for entitlement and leasing	58.7	55.3
Recoverable from the U.S. government and other third parties for environmental remediation costs and other	153.2	154.3
Grantor trust	15.5	17.8
Goodwill	94.9	94.9
Intangible assets	17.3	18.5
Other noncurrent assets, net	91.9	91.6
Total Noncurrent Assets	561.0	562.3
Total Assets	$ 981.8	$ 934.9
LIABILITIES, REDEEMABLE COMMON STOCK, AND SHAREHOLDERS' DEFICIT
Current Liabilities
Short-term borrowings and current portion of long-term debt	$ 1.4	$ 17.8
Accounts payable	15.1	18.4
Reserves for environmental remediation costs	37.9	44.5
Postretirement medical and life benefits	7.2	7.2
Advance payments on contracts	97.7	66.0
Other current liabilities	110.7	107.5
Total Current Liabilities	270.0	261.4
Noncurrent Liabilities
Senior debt	50.7	51.2
Senior subordinated notes	75.0	97.5
Convertible subordinated notes	288.9	254.4
Other debt	1.1	0.7
Deferred income taxes	7.0	9.6
Reserves for environmental remediation costs	176.8	178.2
Pension benefits	211.2	225.0
Postretirement medical and life benefits	74.4	75.7
Other noncurrent liabilities	51.6	54.1
Total Noncurrent Liabilities	936.7	946.4
Total Liabilities	1,206.7	1,207.8
Redeemable common stock	5.3	6.0
Shareholders' Deficit
Common stock	5.9	5.9
Other capital	258.1	258.0
Accumulated deficit	(181.6)	(189.0)
Accumulated other comprehensive loss, net of income taxes	(312.6)	(353.8)
Total Shareholders' Deficit	(230.2)	(278.9)
Total Liabilities, Redeemable Common Stock and Shareholders' Deficit	$ 981.8	$ 934.9

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Condensed Consolidated Statements of Cash Flows
	Nine Months Ended
	August 31,	August 31,
(In millions)	2010	2009 (1)
	(Unaudited)
Operating Activities
Net income	$ 7.4	$ 38.9
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(0.9)	5.7
Depreciation and amortization	19.2	18.5
Amortization of debt discount and financing costs	8.5	9.6
Stock-based compensation and savings plan expense, net	(0.4)	2.4
Loss on debt repurchased and bank amendment	1.8	0.2
Changes in assets and liabilities other than grantor trust activity	89.5	(9.5)
Grantor trust activity	3.6	10.4
Net cash provided by continuing operations	128.7	76.2
Net cash used in discontinued operations	(0.8)	(0.9)
Net Cash Provided by Operating Activities	127.9	75.3
Investing Activities
Marketable securities activity, net	(58.3)	—
Capital expenditures	(10.0)	(7.5)
Net Cash Used in Investing Activities	(68.3)	(7.5)
Financing Activities
Proceeds from issuance of debt	200.0	—
Debt issuance costs	(7.7)	(0.3)
Vendor financing repayments	(1.3)	—
Debt repayments	(213.2)	(1.9)
Net Cash Used in Financing Activities	(22.2)	(2.2)
Net Increase in Cash and Cash Equivalents	37.4	65.6
Cash and Cash Equivalents at Beginning of Period	126.3	92.7
Cash and Cash Equivalents at End of Period	$ 163.7	$ 158.3

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

Use of Non-GAAP Financial Measures

In addition to segment performance (discussed earlier in this release), the Company provides Non-GAAP financial measure of the Company's operational performance called Adjusted EBITDAP.  Management uses this metric to further its own understanding of the Company's historical and prospective consolidated core operating performance of its segments, net of expenses incurred by its corporate activities in the ordinary, ongoing and customary course of its operations.  Further, the Company believes to effectively compare the core operating performance metric from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on the earnings of the Company, and items incurred outside the ordinary, ongoing and customary course of its operations.  Accordingly, management defines Adjusted EBITDAP as GAAP income before income taxes adjusted by interest expense, interest income, depreciation and amortization, retirement benefit plan costs (pension and postretirement benefits), and unusual items which management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this additional information is useful to better understand and assess the Company's operating performance.  The measure allows investors, analysts, lenders, and other parties to better evaluate the Company's financial performance and prospects in the same manner as management.  Because the Company's method for calculating the non-GAAP measure may differ from other companies' methods, the non-GAAP measure presented below may not be comparable to similarly titled measures reported by other companies.  This measure is not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

GenCorp Inc.
Reconciliation of GAAP measure to Non-GAAP measure

(In millions)	Three months ended August 31,		Nine months ended August 31,
	2010	2009(1)	2010	2009(1)
	(Unaudited)
GAAP income from continuing operations before income taxes	$ 4.0	$ 10.1	$ 1.3	$ 24.9
Interest expense	8.9	9.6	28.6	29.1
Interest income	(0.5)	(0.5)	(1.2)	(1.4)
Depreciation and amortization	6.9	6.4	19.2	18.5
Retirement benefit plan expense (benefit)	10.5	(3.5)	31.5	(8.4)
Unusual items	2.0	1.8	5.7	4.4
Adjusted EBITDAP	$ 31.8	$ 23.9	$ 85.1	$ 67.1
Adjusted EBITDAP as a percentage of net sales	15.1%	11.9%	13.5%	12.1%

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

CONTACT:  Investors, Kathy Redd, chief financial officer, +1-916-355-2361, or Media, Glenn Mahone, vice president, communications, +1-703-650-0278, both of GenCorp Inc.